UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 24, 2011

PACIFIC OFFICE PROPERTIES TRUST, INC.
(Exact name of registrant as specified in its charter)

Maryland	001-09900	86-0602478
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

10188 Telesis Court, Suite 222 San Diego, California	92121
(Address of principal executive offices)	(Zip Code)

(858) 882-9500
(Registrant’s telephone number, including area code)

Not applicable
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

As previously reported, on November 1, 2010, Pacific Office Properties Trust, Inc. (the “Company”) filed Articles of Amendment to its charter (the “Charter Amendment”) with the Maryland State Department of Assessments and Taxation effecting a declassification of the Company’s Board of Directors. Although each director elected after the filing of the Charter Amendment is elected to serve until the next annual meeting of stockholders and until his or her successor is duly elected and qualifies, the Charter Amendment did not cut short the remaining terms of current directors.

Each of the Company’s directors, other than Clay W. Hamlin, has previously been elected to serve until the Company’s 2011 annual meeting of stockholders and until his successor is duly elected and qualifies. On March 24, 2011, Mr. Hamlin, whose term as a director was to expire at the Company’s 2013 annual meeting of stockholders, resigned from the Board of Directors and was immediately re-elected by the remaining directors to serve until the 2011 annual meeting of stockholders and until his successor is duly elected and qualifies.  As a result, each seat on the Company’s Board of Directors will be up for election by the Company’s stockholders at the 2011 annual meeting of stockholders.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PACIFIC OFFICE PROPERTIES TRUST, INC.

Date: March 30, 2011	By:	/s/ Michael C. Burer
Michael C. Burer
Chief Financial Officer